      As Filed with the Securities and Exchange Commission
                        on June 18, 1998

                                                File No.
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
----------------------------------------------------------------

                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
----------------------------------------------------------------

                      FRONTIER CORPORATION
     (Exact name of registrant as specified in its charter)
----------------------------------------------------------------
          NEW YORK                           16-0613330
     (State of other jurisdiction of      (I.R.S. Employer
     incorporation or organization)     Identification Number)
-----------------------------------------------------------------
                    180 South Clinton Avenue
            Rochester, New York 14646, (716) 777-1000
  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
-----------------------------------------------------------------

                      MARTIN T. McCUE, ESQ.
            SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      FRONTIER CORPORATION
      180 SOUTH CLINTON AVENUE, ROCHESTER, NEW YORK  14646
                         (716) 777-8497

    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
-----------------------------------------------------------------

Approximate date of commencement of proposed sale to the public:

- From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                ---

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box.   x
                          ---
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                        ---
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                         ---
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                           ---

                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
                         Proposed
Title of                 Maximum       Proposed
Securities     Amount    Offering      Maximum        Amount of
Being          to be     Price Per     Aggregate     Registration
Registered   Registered  Unit (1)    Offering Price(1)   Fee
----------------------------------------------------------------
Common        1,289,612   $30.19    $38,933,386.28    $11,485.35
Stock, par
value $1.00
----------------------------------------------------------------

                 CALCULATION OF REGISTRATION FEE

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low reported sale prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on June 15, 1998 in accordance with Rule 457(c).

-----------------------------------------------------------------

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

EXHIBIT INDEX TO THIS REGISTRATION STATEMENT FOLLOWS PAGE II-6.

-----------------------------------------------------------------

                      SUBJECT TO COMPLETION

           PRELIMINARY PROSPECTUS DATED JUNE 18, 1998

-----------------------------------------------------------------


                           PROSPECTUS


                      FRONTIER CORPORATION

      180 South Clinton Avenue, Rochester, New York  14646
                         (716) 777-1000

                1,289,612 Shares of Common Stock

                        ($1.00 Par Value)
-----------------------------------------------------------------

The 1,289,612 shares of common stock, $1.00 par value (the "Common Stock"), of Frontier Corporation ("Frontier") covered by this Prospectus are outstanding shares which are being offered by, and for the account of, certain shareholders of Frontier (the "Selling Shareholders"). The shares of Common Stock covered by this Prospectus were issued to the Selling Shareholders in connection with the acquisition on February 27, 1998 by Frontier of GlobalCenter, Inc. ("GlobalCenter"). The Selling Shareholders have advised Frontier that they may sell, from time to time, part of the Common Stock covered by this Prospectus on the New York Stock Exchange ("NYSE") in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or negotiated prices. See "PLAN OF DISTRIBUTION". Frontier Common Stock is listed on the NYSE and traded under the symbol "FRO". On June 15, 1998, the closing share price for the Common Stock on the NYSE was $30.38.

-----------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------

No person has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Frontier, or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock covered by this Prospectus, nor an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Offerees should consider carefully all of the information contained or incorporated by reference in this Prospectus and, in particular, the factors discussed under the heading "RISK
FACTORS" beginning on page 5.


          The date of this Prospectus is June 18, 1998.

-----------------------------------------------------------------
[All In Red Ink]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

-----------------------------------------------------------------

                        TABLE OF CONTENTS

                                                       Page
Available Information................................    3
Incorporation of Certain Documents by Reference......    4
Risk Factors.........................................    5
The Company..........................................    6
Selling Shareholders.................................    6
Plan of Distribution.................................   10
Experts..............................................   11
Legal Opinion........................................   12

                      AVAILABLE INFORMATION

     Frontier is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Frontier may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional office of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these filings may also be obtained from the Commission at prescribed rates by writing to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy information and statements, and other information regarding registrants that file electronically with the Commission. The Web site address is http://www.sec.gov. The Company files electronically. Such reports, proxy statements and other information concerning Frontier may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Frontier has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus incorporates by reference certain documents or parts thereof, which are omitted in accordance with the rules and regulations of the Commission. Upon written or oral request, Frontier will provide without charge to any person to whom this Prospectus is delivered, including any beneficial owner, a copy of any and all information incorporated by reference herein (except exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). All such requests shall be directed to: Senior Vice President and General Counsel, Frontier Corporation, 180 South Clinton Avenue, Rochester, New York 14646-0700, telephone number (716) 777-1000.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     As of any particular time, the following documents filed by Frontier with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The annual report of Frontier and its subsidiaries on Form 10-K for the fiscal year ended December 31, 1997 (which incorporates by reference certain information from Frontier's Proxy Statement relating to the Annual Meeting of Shareowners held on April 29, 1998).

     (b) The quarterly report of Frontier and its subsidiaries on Form 10-Q for the three months ended March 31, 1998.

     (c)  The Company's Current Reports on Form 8-K dated January
30, 1998, March 26, 1998 and June 17, 1998.

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     All documents filed by Frontier with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares described herein shall be deemed to be incorporated in this Prospectus by reference, as long as the offer is in process, from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent the statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                          RISK FACTORS


     Frontier is subject to several risk factors that should be considered by current shareholders and prospective investors. This Prospectus and the documents incorporated by reference herein include forward looking statements as described under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those identified in forward looking statements. Forward looking statements are identified by such words as "experts", "anticipates", "believes", "intends", "plans" and variations of such words and similar expressions.

Changes in Rates of Growth of the Economy and the Overall
Industry
------------------------------------------------------------
     To some extent, the Frontier's revenue and earnings per share growth are related to the overall economy and to the telecommunications industry in general. Factors that may influence Frontier's performance within the telecommunications industry include product pricing and development, integration of services, the effects of competition and the expansion of the business. The performance of the economy and the telecommunications industry could cause Frontier's actual results to vary significantly.

Competition Risk
----------------
     Technological innovation and regulatory changes are accelerating the pace of competition for telecommunications services. As a result, Frontier faces intensified competition in all aspects of providing telecommunications services.

     These are significant uncertainties surrounding the introduction of new products and services and the capital expenditures that will be required by Frontier to remain in a competitive position. In addition, there are uncertainties surrounding the impact on competition as a result of the enactment of the Telecommunications Act of 1996.

Acquisition Integration
-----------------------
     A growth strategy of Frontier over the last few years has been through its long distance acquisition program and internal growth. This growth strategy involves certain operational and financial risks. The operational risks include the possibility that implementation of an acquisition does not provide the economies of scale or synergies anticipated by management. Successful integration and expansion of Frontier's network as a result of the acquisitions is dependent on management's ability to anticipate market growth, install facilities, consolidate databases, obtain rights of way and negotiate leases economically and efficiently. The integration of a growing employee base and the elimination of redundant operations and facilities has required and will continue to require significant management resources. Although management's plans are to minimize the risks associated with acquisitions, there can be no assurance that acquired businesses will be assimilated effectively into Frontier.

Contingent Liabilities
----------------------
     Frontier and a number of its subsidiaries are continuously involved in various judicial and administrative proceedings involving matters incidental to the business. Unless otherwise stated specifically, Frontier believes that the probable outcome of any of these matters, or the combination of all of the matters, will not have a material adverse effect on Frontier's consolidated results of operations or financial position. However, there can be no assurance that the resolution of these matters will not be contrary to management's expectations.



                           THE COMPANY

     Frontier Corporation, a New York corporation and the issuer of the shares of Common Stock covered by this Prospectus, has its principal executive offices at 180 South Clinton Avenue, Rochester, New York 14646-0700. Its telephone number is (716)
777-1000.


                      SELLING SHAREHOLDERS

     The following table sets forth the names of the Selling Shareholders; the number of shares of Common Stock beneficially owned by them as of June 10, 1998, according to the Company's records; the number of shares of Common Stock, all or a part of which will be offered by the Selling Shareholders; and the number of shares the Selling Shareholders will own beneficially if all of the shares offered hereby by such Selling Shareholders are sold as described herein. Each of the Selling Shareholders was, prior to the acquisition of GlobalCenter by Frontier on February 27, 1998, a shareholder of GlobalCenter. GlobalCenter is presently being operated as a subsidiary in the Frontier group of companies. Except for such shareholder status and except as otherwise noted, no Selling Shareholder has within the past three years had any position, office or other material relationship with Frontier or any of its predecessors or affiliates. None of the Selling Shareholders will beneficially own shares of Common Stock if the offering is completed that would represent 1% or more of the currently outstanding shares of Common Stock.

                                                        Common Stock
                                Common Stock   Common   Beneficially
Name of                         Beneficially   Stock     Owned if
Selling                           Owned as     Offered   Offering
Shareholder                       6/10/98      Hereby    Completed
--------------------------------------------------------------------
Entities Affiliated with
 Softbank Holdings, Inc. (1)      1,351,683    270,339  1,081,344
Entities Affiliated with
 Sequoia Capital (2)                994,692    198,941    795,751
Nathan F. Raciborski (3)            689,924    137,985    551,939
Entities Affiliated with Hummer
 Windblad Equity Partners           581,980    116,398    465,582
Dan M. Rasmussen (5)                575,046    115,010    460,036
William C. Foss                     548,703    109,741    438,962
Allan M. Kaplan (6)                 545,564    109,113    436,451
Joseph Perri                        439,506     87,906    351,600
UUNet                                83,139     16,628     66,511
Charles Auster                       70,358     12,332     58,026
David Walsh                          68,320     13,664     54,656
Douglas T. Hickey (7)                55,426     11,086     44,340
Phillip & Dolores Steward            46,978      9,396     37,582
Johathan G. Heiliger (8)             34,392      5,504     28,888
Members of the Frumin Family (9)     24,861      4,972     19,889
Nicholas Balletta                    24,563      4,914     19,649
Andrew Feig                          24,563      4,913     19,650
Scott Santana                        20,635      2,752     17,883
Rex Cardinale                        17,641      3,529     14,112
Dianne E. Truly Revocable Trust      16,300      3,260     13,040
Joel A. Davis, Sr.(10)               16,294      3,260     13,034
Rod G. and Cynthia Beckwith          12,376      2,476      9,900
SW Securities, Inc.                  10,063      3,156      6,907
Louis G. Navelier                    10,187      2,038      8,149
Dave Maroney                          8,598      1,720      6,878
Mark & Christeen Rasmussen            6,878      1,376      5,502
Max Rasmussen                         6,878      1,376      5,502
Jon M. Russo (11)                     6,096      1,220      4,876
John Scharber                         4,893        979      3,914
John Bosch                            4,134        827      3,307
Richard R. Dwyer, Jr and
 Violeta R. Dwyer                     4,075        815      3,260
Nicholas Mencinger and Julie Johnson  4,075        815      3,260

Geraldine L. Clark                    4,075        815      3,260
Walter H. Crof, United Credit Trust   4,075        815      3,260
Mark O. McEwan                        4,075        815      3,260
Kevin Muldred                         4,075        815      3,260
Kristi Kaye Daterman                  4,075        815      3,260
WAM Trust                             4,075        815      3,260
Lueck Family Trust                    4,075        815      3,260
Gerald L. Golub                       4,075        815      3,260
James T. Spizzirri                    4,075        815      3,260
David Filo                            3,438        688      2,750
Jerry Chih-Yuan Yang                  3,438        688      2,750
Eugene Markel                         3,107        622      2,485
Lisa Balletta                         3,082        617      2,465
Ramsey/Belme                          2,563        513      2,050
Kenneth Buttner                       2,486        498      1,988
Dodgie Trust                          2,445        489      1,956
MCOM Management Corp. Inc.            2,445        489      1,956
Gwynn G. Wayne                        2,404        481      1,923
JPS Inc.                              2,119        424      1,695
Christopher Lafferty                  2,113        423      1,690
Irving Bao and Phoenix Bao
 as Community Property                2,037        408      1,629
Stephen A. McConnel                   2,037        408      1,629
Johl L. Cifeli, Trustee
 of the JLC Trust                     2,037        408      1,629
William C. Carney & Dorothy A. Carney 2,037        408      1,629
Kevin K. Burzyaski                    2,037        408      1,629
Kent Kiefstad                         2,037        408      1,629
Margie M. Jacobs                      2,037        408      1,629
Donald L. Dupree                      2,037        408      1,629
James Farmer and Virginia Farmer      2,037        408      1,629
Bill Venturio and
 M. Constance Venturio                2,037        408      1,629
Phil Vanderberg                       2,037        408      1,629
Gregory Spak                          2,037        408      1,629
Gary Stanton, DDS                     2,037        408      1,629
Jay B. Norris                         2,037        408      1,629
Daniel Nelson and Wanda R. Nelson     2,037        408      1,629
Feredown Tasilini                     2,037        408      1,629
Robert S. Kant                        2,037        408      1,629
Mercury Engineering Profit Sharing    2,037        408      1,629
Lyle MacLennan                        2,037        408      1,629
Kenneth A. MacLennan, Living Trust    2,037        408      1,629
Wilfred A. Moldermaker, Living Trust  2,037        408      1,629
Michael Mittel                        2,037        408      1,629
Jack Golden and Joan Sprinkle         2,037        408      1,629
Robert E. and Catherine I.
  McClintock, etc.                    2,037        408      1,629
Mulina Inc.                           2,037        408      1,629

Gerald Miller and Louis A. Miller     2,037        408      1,629
William R. Mitchell and
  Deborah K. Mitchell                 2,037        408      1,629
Lily Cousins                          2,037        408      1,629
WS Investment Company                 2,027        406      1,621
Tim Wicinski                          2,005        401      1,604
Michael Little                        1,911        382      1,529
Kathy McClung                         1,910        382      1,528
Paul C. Cyr                           1,630        326      1,304
Angelo Mallas                         1,491        299      1,192
Larry & Carol Kemelgor                1,491        299      1,192
Solomon Gayle                         1,433        287      1,146
Paul R. Galloway                      1,385        277      1,108
Maura O'Toole                         1,243        249        994
Carl Bacani                           1,069        192        877
Sandra A. Johnson                     1,018        204        814
R.L. Johnson, Johnson Ltd.
 Profit Sharing Plan                  1,018        204        814
Chris Healey                            980        196        784
Louis E. & Virginia L. Herrera
 Revocable Living Trust                 817        163        654
Securities Underwriting Corporation     815        163        652
James Monroe Gwinn and
  Mary Delores Gwinn                    815        163        652
Enid M. Breed                           815        163        652
Robert Mazer                            746        150        596
Anand Kumar                             746        150        596
Matt Thomasses                          746        150        596
Martin Ackerman                         745        150        595
Henry Wong                              735        147        588
Jayne Herzog                            623        125        498
Derrick G. Hofmann                      554        111        443
Nathalie S. Salles                      477         96        381
Alan Austin                             450         90        360
Susan Salay                             421         85        336
Richard Roberts                         407         82        325
Travis Rogers                           407         82        325
Brenda Mallen                           372         75        297
Marc & Andrea Bloom                     372         75        297
David Richardson                        326         66        260
Barbara Vaughan                         221         45        176
Primo Angeli                            221         45        176

Grand Total                       6,464,614  1,289,612  5,175,002
                                 ================================

(1)  Softbank Holdings, Inc. and Soft Ven #2 Investment
Enterprise Partnership.

(2)  Sequoia Capital VII, Sequoia Technology Partners VII and
Sequoia 1995, LLC.
(3) Mr. Raciborski was President, GlobalCenter Telecom Services prior to the acquisition of GlobalCenter by Frontier.
(4) Hummer Windblad Venture Partners II, Hummer Windblad Technology Fund II and Hummer Windblad Technology Fund IIA.
(5) Mr. Kaplan was Senior Vice President, Operations of GlobalCenter prior to its acquisition by Frontier.
(6) Mr. Rasmussen was Senior Vice President, International Operations of GlobalCenter prior to its acquisition by Frontier.
(7) Mr. Hickey was President, Chief Executive Officer and a Director of GlobalCenter prior to its acquisition by Frontier and is currently President of Frontier GlobalCenter Inc.
(8) Mr. Heiliger was Senior Vice President and Chief Technology Officer of GlobalCenter prior to its acquisition by Frontier.
(9)  Amy, Arnold, Betsy, Gregory and Kenneth Frumin.
(10) Mr. Davis was Senior Vice President and General Manager, Channel Management of GlobalCenter prior to its acquisition by Frontier.
(11) Mr. Russo was formerly Vice President-Business Development of GlobalCenter.



                      PLAN OF DISTRIBUTION

     The 1,289,612 shares of Common Stock covered by this Prospectus are outstanding shares which are being offered by the Selling Shareholders who will be entitled to the proceeds of any sales made hereunder. None of the proceeds of this offering will be received by Frontier.

     Representatives of the Selling Shareholders have advised Frontier that sales of the shares of Common Stock covered hereby will be made on the NYSE or such other exchange on which the Common Stock may be listed, in the over-the-counter market or in private transactions. Sales through brokers may be made by any method of trading authorized by the NYSE or any other stock exchange on which such stock may be listed, including block trading in negotiated transactions.

     Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this Prospectus, either as agents for others or as principals for their own accounts and reselling such shares pursuant to this Prospectus. Representatives of the Selling Shareholders have advised Frontier that they will not pay any consideration, other than usual and customary broker's commissions, in connection with sales of the Common Stock.

     In offering the shares of Common Stock covered by this Prospectus, the Selling Shareholders and any broker/dealers who execute sales for such stockholder, may be considered to be statutory "underwriters" within the meaning of the Securities Act, and any profits realized by the Selling Shareholders and the compensation of such broker/dealers may be deemed to be underwriting discounts and commissions.

     Sales of shares will be made at the market price prevailing at the time of each such sale. However, prices in negotiated or private transactions may vary considerably from the prevailing market price.

     Representatives of the Selling Shareholders have advised Frontier that, during such time as such Selling Shareholders may be engaged in a distribution of Common Stock included herein, each will comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the 1934 Act, as amended, and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of Frontier in contravention of such rules; (ii) cause to be furnished to each broker through whom the shares of Common Stock covered hereby may be offered or to the offeree if an offer is not made through a broker, such copies of the Prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by such broker or offeree; and (iii) not bid for or purchase any securities of Frontier or attempt to induce any person to purchase any Frontier securities except as permitted under the 1934 Act. The Selling Shareholders have also agreed to inform Frontier when the distribution of the shares held by each such Selling Shareholder is completed.


                             EXPERTS

     The consolidated financial statements and related financial statement schedule of the Company incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Price Waterhouse LLP, independent public accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

                          LEGAL OPINION

          The validity of the Common Stock being offered hereby by the Selling Shareholders is being passed upon for Frontier by Martin T. McCue, Senior Vice President and General Counsel of Frontier. As of June 18, 1998, Mr. McCue owns shares and options to purchase shares of Common Stock which in the aggregate represent less than 0.01% of the currently outstanding shares of Common Stock.

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.
------------------------------------------------------
     Frontier will bear no expenses in connection with any sales or other distributions of the Common Stock other than the expenses of preparation and distribution of this registration statement and the Prospectus which forms a part hereof, as well as the broker's fees set forth above. Such expenses are estimated, and the Commission's fee is set forth, as follows:

          Registration fee                $11,485.35
          Legal fees                      $ 1,000.00
          Accounting fees                 $ 1,000.00

          Total Expenses                  $13,485.35

Item 15.  Indemnification of Directors and Officers.
----------------------------------------------------
     The Business Corporation Law of the State of New York (the "BCL") provides that if a derivative action is brought against a director or officer, Frontier may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of Frontier, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to Frontier. In a nonderivative action or threatened action, the BCL provides that Frontier may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of Frontier.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of sections 721-725 of the BCL.

     Article II, Section 12, of Frontier's Bylaws contains provisions authorizing indemnification by Frontier of directors and officers against certain liabilities and expenses which they may incur as directors and officers of Frontier or of certain other entities.

     Section 726 of the BCL also contains provisions authorizing Frontier to obtain insurance on behalf of any such director and officer against liabilities, whether or not Frontier would have the power to indemnify against such liabilities. Frontier maintains Executive Liability and Defense coverage under which the directors and officers of Frontier are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors or officers.

Item 16.  List of Exhibits
--------------------------
Exhibit
Number

5    - Opinion of Martin T. McCue re: legality

23-1 - Consent of Price Waterhouse LLP

23-2 - Consent of Ernst & Young LLP

23-3 - Consent of Martin T. McCue (Included in Exhibit 5)

24   - Powers of Attorney of Directors

Item 17.  Required Undertakings
-------------------------------

Frontier hereby undertakes:

1. (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, that paragraphs (1)(i) and (1)(ii), above, do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs contained in periodic reports filed by Frontier pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Frontier certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, County of Monroe, State of New York, on the 18th day of June, 1998.

                              FRONTIER CORPORATION

                              By:  /s/ Joseph P. Clayton
                                   ---------------------------
                                   Joseph P. Clayton
                                   President and Chief Executive
                                        Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of June, 1998.

Signature                     Title


/s/ Joseph P. Clayton         President and Chief Executive
--------------------------    Officer, Director
Joseph P. Clayton             (Principal Executive Officer)



/s/ Rolla P. Huff             Executive Vice President
--------------------------    and Chief Financial Officer
Rolla P. Huff                 (Principal Financial Officer)



/s/ James G. Dole             Senior Vice President and
--------------------------    Controller
James G. Dole                 (Principal Accounting Officer)

Patricia C. Barron *          )
Raul E. Cesan *               )
Brenda E. Edgerton *          )
Jairo A. Estrada *            )
Michael E. Faherty            )  Directors
Daniel E. Gill *              )
Alan C. Hasselwander *        )
Robert Holland, Jr. *         )
Douglas H. McCorkindale *     )
Dr. Leo J. Thomas *           )



     * By:  /s/ Joseph P. Clayton
          --------------------------------
          Joseph P. Clayton
          (Attorney-in-Fact)

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                          EXHIBIT INDEX


EXHIBIT
NUMBER                                       METHOD OF FILING
-----------------------------------------------------------------


5         Opinion of Martin T. McCue              Herewith
          re:  legality

23-1      Consent of Price Waterhouse LLP         Herewith

23-2      Consent of Ernst & Young LLP            Herewith

23-3      Consent of Martin T. McCue              Included in
                                                   Exhibit 5

24        Powers of Attorney of Directors         Herewith